Exhibit 99.1
PRESS RELEASE	January 10, 2022

Tilray, Inc. Reports Profitable Second Quarter Fiscal Year 2022 Financial Results

New Parent Company Name, TILRAY BRANDS, Reflects Growing Portfolio of Leading, Global CPG Brands

•	Net Revenue Increased ~20% to $155 Million from the Prior Year Quarter

•	Net Income Improved $95 Million to $6 Million from the Prior Year Quarter

•	Adjusted EBITDA of $13.8 Million, 11th Consecutive Quarter of Positive Adjusted EBITDA

•	Achieved $70 Million in Cost Synergies To Date; On-Track to Exceed Original Plan of $80 Million Ahead of Schedule and to Generate Additional $20 Million of Synergies in Fiscal 2023

•	Leading Medical Cannabis Company in Europe with ~20% Market Share in Germany

NEW YORK – January 10, 2022 -- Tilray, Inc. (“Tilray” or the “Company”) (Nasdaq: TLRY; TSX: TLRY), a leading global cannabis-lifestyle and consumer packaged goods company inspiring and empowering the worldwide community to live their very best life, today reported financial results for the second fiscal quarter ended November 30, 2021. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

The Company also announced a new parent name, Tilray Brands, Inc., reflecting the Company’s evolution from a Canadian LP to a global consumer packaged goods company powerhouse with a market leading portfolio of cannabis and lifestyle CPG brands.

Irwin D. Simon, Tilray’s Chairman and Chief Executive Officer, stated, “Our second quarter performance reflects notable success building high-quality and highly sought-after cannabis and lifestyle CPG brands which, coupled with our scale, operational excellence and broad global distribution, enabled us to increase sales and maintain profitability despite sector-specific and macro-economic headwinds.”

Mr. Simon continued, “Looking at performance highlights across key markets, we maintained our #1 cannabis market share position in Canada – despite market saturation and related competitive challenges -- on the strength of our brands and adept pricing and marketing adjustments. Importantly, we believe these adjustments will enable us to aggressively recapture share when the market right-sizes. In Germany – Europe’s largest and most profitable medical cannabis market – our nearly 20% share leads the market.  We believe this, coupled with our infrastructure, will also allow us to capture the adult-use

PRESS RELEASE	January 10, 2022

market as legalization accelerates under the new coalition Government. Turning to the U.S., SweetWater Brewing and Manitoba Harvest continued to invest in product innovation and acquisitions to enhance awareness and distribution.  These profitable businesses further provide an opportunity to launch THC-based products upon federal legalization in the U.S. Subsequent to the end of the fiscal quarter, we also expanded our spirits portfolio through the acquisition of Breckenridge Distillery, deepening our presence in the fast-growing spirits sector while also providing an immediate contribution to earnings.”

Mr. Simon concluded, “The totality of our performance, our prospects and our global platform make Tilray Brands' opportunity as compelling as ever, driven by our success as a cannabis and lifestyle CPG powerhouse and our relentless focus on delivering shareholder value.”

Financial Highlights – Second Quarter Fiscal 2022

•	Net income increased to $6 million from a net loss of $89 million in the previous year quarter.
•

Net revenue increased ~20% to $155 million during the second quarter from $129 million in the prior year quarter. The increase was driven by 7% growth in cannabis revenue to $58.8 million, net beverage alcohol revenue of $13.7 million from SweetWater, and wellness segment revenue of $13.8 million from Manitoba Harvest.

•	Adjusted EBITDA of $13.8 million in the second quarter 2022, 8% growth compared to the preceding prior quarter, and the eleventh consecutive quarter of positive Adjusted EBITDA
•	Gross profit of $32.8 million, a 7% decrease from $35.3 million in the prior year quarter.
•	Adjusted gross margin in the cannabis segment remained strong at 43%.
•	Maintained #1 cannabis market share in Canada[1] with leading portfolio of comprehensive medical cannabis and adult-use brands, including top position in cannabis flower and pre-rolls.
•	International medical cannabis market leader and #1 in Germany[2] with ~20% market share.
•

Cost synergies from Aphria-Tilray combination of $70 million achieved on a run-rate basis to date, with actual cash-savings close to $36 million to date. Expect to reach $80 million synergy target, ahead of schedule, by May 31, 2022 and to generate an additional $20 million in synergies in fiscal 2023.

Strategic Growth Actions

•	On December 21, 2021 – SweetWater acquired award-winning craft-beer brands, Alpine Beer and Green Flash Brewing.
•	On December 8, 2021, Tilray acquired Breckenridge Distillery, strengthening its strategic position in the U.S.
•	On November 4, 2021, SweetWater entered the Spirits category with new ready-to-drink cocktail and cross-brand collaboration with Canadian cannabis brand, RIFF.

[1]	Based on Hifyre retail data.
[2]	Insight Health NPI: Panel data of 5,500 pharmacies (29% coverage)

PRESS RELEASE	January 10, 2022

•	On October 26, 2021, Tilray announced European expansion with medical cannabis agreement in Luxembourg.
•	On October 20, 2021, Tilray announced an expanded distribution agreement with Great North Distributors for adult-use cannabis sales across Canada.

Growth and High Potential Across Key Markets

•

#1 Market Leading Position in Germany and Poised to Benefit from Recreational Legalization –Tilray is also the only company currently supplying the German government with medical cannabis grown in-country. The Company’s state-of-the-art EU GMP certified cultivation facility in Germany has additional capacity to immediately support entry into the recreational market upon legalization, which the new German coalition government is accelerating.

•

Ongoing Progress Across the EU - Tilray’s success across the EU, a powerful growth market worth potentially $1 billion for the Company, is backed by its two state-of-the-art cultivation facilities in Portugal and Germany that provide EU GMP certified pharmaceutical-grade medical cannabis across the region. Tilray is also the only Company with two EU GMP certified cannabis facilities in Europe.  This unparalleled production capability coupled with Tilray’s sales arrangements through major distribution channels in Germany, the UK, and other key markets, and strong relationships with local governments and the trust of patients give Tilray the ability to drive accelerated growth. Tilray is also the only Company with two EU GMP certified cannabis facilities in Europe.

•

#1 Leading Cannabis Market Share in Canada – Amid an intensely competitive and over-saturated market, Tilray remains the market leader in the CAD$4.26 billion Canadian cannabis market, driven by a portfolio of carefully curated brands across all consumer segments; medical, wellness, innovative cannabis 2.0 products across concentrates, edibles, and drinks; processing capacity; and distribution.In order to address the saturated marketplace, Tilray has implemented strategic price adjustments, expanded distribution through its coast-to-coast agreement with Rose Life Sciences and Great North Distributors, and doubled-down on and accelerated product innovation.

•

A Leading U.S. CPG Platform that Generates Considerable Cash Flow Now and Will Be Immediately Leveraged for Cannabis Products Upon Federal Legalization - In the U.S., Tilray’s operating businesses include SweetWater, the 11th largest craft brewer in the nation[3]

[3]	The Brewers Association Top 50 Brewing Companies by Sales Volume Report for 2020.

PRESS RELEASE	January 10, 2022

and leading lifestyle brand, and Manitoba Harvest, a pioneer in hemp, CBD and wellness products. Together, they generate approximately $100 million in revenue and are EBITDA and cash flow positive and will expand in the near term into CBD adjacencies and THC-based products upon legalization. Further, the Company continues to build its U.S. platform, including through its prior acquisition of a majority of the outstanding senior secured convertible notes of MedMen Enterprises Inc. (CSE: MMEN) (OTCQX: MMNFF) – which marked a critical step towards delivering on its objective of leading the U.S. cannabis market upon federal legalization.

Conference Call

Tilray executives will host a conference call and live audio webcast to discuss these results at 8:30 am Eastern Time, details of which are provided below.

Call-in Number: (877) 407-0792 from Canada and the U.S. or (201) 689-8263 from international locations. Please dial in at least 10 minutes prior to the start time.

A telephone replay will be available approximately two hours after the call concludes through January 26, 2022. To access the recording dial (844)-512-2921 and use the passcode 13725661.

There will be a simultaneous, live webcast available on the Investors section of Tilray’s website at www.tilray.com. The webcast will also be archived.

ICR Conference Participation Today

Tilray executives will also host a virtual fireside chat at the ICR Conference at 1:30 pm Eastern Time today. There will be a simultaneous, live webcast available on the Investors section of Tilray’s website at www.tilray.com. The webcast will also be archived.

About Tilray

Tilray, Inc. (Nasdaq: TLRY; TSX: TLRY), is a leading global cannabis-lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is changing people's lives for the better – one person at a time – by inspiring and empowering the worldwide community to live their very best life by providing them with products that meet the needs of their mind, body, and soul and invoke a sense of wellbeing. Tilray’s mission is to be the trusted partner for its patients and consumers by providing them with a cultivated experience and health and wellbeing through high-quality, differentiated brands and innovative products. A pioneer in cannabis research, cultivation, and distribution, Tilray’s unprecedented production platform supports over 20 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and alcoholic beverages.

For more information on how we open a world of wellbeing, visit www.Tilray.com.

Forward-Looking Statements

Certain statements in this communication that are not historical facts constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,”

PRESS RELEASE	January 10, 2022

“project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the Company’s ability to become the world's leading cannabis-focused consumer branded company; expectations regarding profitable revenue growth and expected cost savings; and the Company’s ability to commercialize new and innovative beverage products.  Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed annual information form of Tilray and the Annual Report on Form 10-K (and other periodic reports filed with the SEC) of Tilray made with the SEC and available on EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures, including adjusted gross margin, Adjusted EBITDA and adjusted free cash flow. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company's Consolidated Statements of Operations and Cash Flows presented in accordance with GAAP.

Adjusted EBITDA is calculated as net income (loss) before finance expense, net; non-operating expense (income), net; amortization; stock-based compensation; facility start-up and closure costs; inventory valuation adjustment; lease expense; and transaction costs.  A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Gross margin, excluding inventory valuation adjustments, is calculated as revenue less cost of sales adjusted to add back inventory valuation adjustments and amortization of inventory step-up, divided by revenue. A reconciliation of Gross margin, excluding inventory valuation adjustments, to gross margin, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Free cash flow is comprised of two GAAP measures deducted from each other which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets. Adjusted free cash flow removes the cash impact of acquisitions from free cash flow. A reconciliation of net cash flow provided by (used in) operating activities to free cash flow and to adjusted cash flows, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release.

For further information:

Media: Berrin Noorata, news@tilray.com

Investors: Raphael Gross, +1-203-682-8253, Raphael.Gross@icrinc.com

PRESS RELEASE	January 10, 2022

Consolidated Statements of Financial Position

(In thousands of United States dollars)	November 30, 2021	May 31, 2021
Assets
Current assets
Cash and cash equivalents	$331,783	$488,466
Accounts receivable, net	84,575	87,309
Inventory	233,020	256,429
Prepaids and other current assets	57,340	48,920
Convertible notes receivable	1,560	2,485
Total current assets	708,278	883,609
Capital assets	604,249	650,698
Right-of-use assets	13,933	18,267
Intangible assets	1,450,015	1,605,918
Goodwill	2,814,163	2,832,794
Interest in equity investees	4,440	8,106
Long-term investments	168,244	17,685
Other assets	164	8,285
Total assets	$5,763,486	$6,025,362
Liabilities
Current liabilities
Bank indebtedness	$8,736	$8,717
Accounts payable and accrued liabilities	168,300	212,813
Contingent consideration	62,339	60,657
Warrant liability	40,455	78,168
Current portion of lease liabilities	3,588	4,264
Current portion of long-term debt	31,510	36,622
Total current liabilities	314,928	401,241
Long - term liabilities
Lease liabilities	49,265	53,946
Long-term debt	151,819	167,486
Convertible debentures	554,854	667,624
Deferred tax liability	219,311	265,845
Other liabilities	320	3,907
Total liabilities	1,290,497	1,560,049
Shareholders' equity
Common stock ($0.0001 par value; 990,000,000 shares authorized; 463,802,393 and 265,423,304 shares issued and outstanding, respectively)	46	46
Additional paid-in capital	4,954,547	4,792,406
Accumulated other comprehensive income	9,595	152,668
Accumulated Deficit	(527,900)	(486,050)
Total Tilray shareholders' equity	4,436,288	4,459,070
Non-controlling interests	36,701	6,243
Total shareholders' equity	4,472,989	4,465,313
Total liabilities and shareholders' equity	$5,763,486	$6,025,362

PRESS RELEASE	January 10, 2022

Condensed Consolidated Statements of Net Income (Loss) and Comprehensive (Loss)

	Three months ended November 30,		Six months ended November 30,		Three months ended November 30,		Six months ended November 30,
(In thousands of United States dollars)	2021	2020	2021	2020	Change	%Change	Change	%Change
Net revenue	$155,153	$129,459	$323,176	$246,949	$25,694	20%	$76,227	31%
Cost of goods sold	122,387	94,176	239,455	176,721	28,211	30%	62,734	35%
Gross profit	32,766	35,283	83,721	70,228	(2,517)	(7%)	13,493	19%
Operating expenses:					0		0
General and administrative	33,469	28,273	82,956	54,245	5,196	18%	28,711	53%
Selling	9,210	6,079	16,642	11,896	3,131	52%	4,746	40%
Amortization	29,016	4,208	59,755	8,335	24,808	590%	51,420	617%
Marketing and promotion	7,120	4,252	12,585	9,177	2,868	67%	3,408	37%
Research and development	515	225	1,300	345	290	129%	955	277%
Transaction costs	8,120	18,206	33,699	20,664	(10,086)	(55%)	13,035	100%
Total operating expenses	87,450	61,243	206,937	104,662	26,207	43%	102,275	98%
Operating loss	(54,684)	(25,960)	(123,216)	(34,434)	(28,724)	111%	(88,782)	258%
Interest expense, net	(9,940)	(4,832)	(20,110)	(10,568)	(5,108)	106%	(9,542)	90%
Non-operating income (expense), net	64,750	(72,649)	113,610	(86,008)	137,399	(189%)	199,618	(232%)
Income (loss) before income taxes	126	(103,441)	(29,716)	(131,010)	103,567	(100%)	101,294	(77%)
Income taxes (recovery)	(5,671)	(14,192)	(909)	(20,017)	8,521	(60%)	19,108	(95%)
Net income (loss)	$5,797	$(89,249)	$(28,807)	$(110,993)	$95,046	(106%)	$82,186	(74%)
Total net income (loss) attributable to Shareholders of Tilray Inc.	$(201)	$(99,900)	$(41,850)	$(134,243)	$99,699	(100%)	$92,393	(69%)
Weighted average number of common shares - basic	460,254,275	243,477,655	454,797,598	242,207,388
Weighted average number of common shares - diluted	460,254,275	243,477,655	454,797,598	242,207,388
Net income (loss) per share - basic	$(0.00)	$(0.41)	$(0.09)	$(0.55)
Net income (loss) per share - diluted	$(0.00)	$(0.41)	$(0.09)	$(0.55)

PRESS RELEASE	January 10, 2022

Net Revenue by Operating Segment

(In thousands of United States dollars)	Three months ended November 30, 2021	% of Total revenue	Three months ended November 30, 2020	% of Total revenue	Six months ended November 30, 2021	% of Total revenue	Six months ended November 30, 2020	% of Total revenue
Cannabis revenue	$58,775	38%	$54,766	42%	$129,224	40%	$105,968	43%
Distribution revenue	68,869	44%	73,983	57%	136,055	42%	140,271	57%
Beverage alcohol revenue	13,707	9%	710	1%	29,168	9%	710	0%
Wellness revenue	13,802	9%	—	0%	28,729	9%	—	0%
Net revenue	$155,153	100%	$129,459	100%	$323,176	100%	$246,949	100%

Net Cannabis Revenue by Market Channel

	Three months ended November 30,				Six months ended November 30,
(In thousands of United States dollars)	2021		2020		2021		2020
Revenue from Canadian medical cannabis products	$7,929	11%	$6,260	9%	$16,303	10%	$12,640	9%
Revenue from Canadian adult-use cannabis products	49,535	67%	58,175	83%	119,128	73%	115,123	84%
Revenue from wholesale cannabis products	2,259	3%	1,440	2%	3,959	2%	5,232	4%
Revenue from international cannabis products	13,706	19%	4,280	6%	23,972	15%	4,280	3%
Total cannabis revenue	73,429		70,155		163,362		137,275
Excise taxes	(14,654)	(20%)	(15,389)	(22%)	(34,138)	(21%)	(31,307)	(23%)
Total cannabis net revenue	$58,775		$54,766		$129,224		$105,968

PRESS RELEASE	January 10, 2022

Other Financial Information: Gross Margin and Adjusted Gross Margin

(In thousands of United States dollars)	Three months ended November 30, 2021
	Cannabis	Beverage	Distribution	Wellness	Total
Gross revenue	$73,429	$14,544	$68,869	$13,802	$170,644
Excise taxes	(14,654)	(837)	—	—	(15,491)
Net revenue	58,775	13,707	68,869	13,802	155,153
Cost of goods sold	45,259	5,921	61,237	9,970	122,387
Gross profit	$13,516	$7,786	$7,632	$3,832	$32,766
Gross margin	23%	57%	11%	28%	21%
Adjusted gross profit	$25,516	$7,786	$7,632	$3,832	$44,766
Adjusted gross margin	43%	57%	11%	28%	29%

	Three months ended November 30, 2020
	Cannabis	Beverage	Distribution	Wellness	Total
Gross revenue	$70,155	$754	$73,983	$—	$144,892
Excise taxes	(15,389)	(44)	—	—	(15,433)
Net revenue	54,766	710	73,983	—	129,459
Cost of goods sold	29,632	281	64,263	—	94,176
Gross profit	$25,134	$429	$9,720	$—	$35,283
Gross margin	46%	60%	13%		27%
Adjusted gross profit	$25,134	$429	$9,720	$—	$35,283
Adjusted gross margin	46%	60%	13%		27%

	Six months ended November 30, 2021
	Cannabis	Beverage	Distribution	Wellness	Total
Gross revenue	$163,362	$31,027	$136,055	$28,729	$359,173
Excise taxes	(34,138)	(1,859)	—	—	(35,997)
Net revenue	129,224	29,168	136,055	28,729	323,176
Cost of goods sold	85,450	12,583	120,527	20,895	239,455
Gross profit	$43,774	$16,585	$15,528	$7,834	$83,721
Gross margin	34%	57%	11%	27%	26%
Adjusted gross profit	$55,774	$16,585	$15,528	$7,834	$95,721
Adjusted gross margin	43%	57%	11%	27%	30%

	Six months ended November 30, 2020
	Cannabis	Beverage	Distribution	Wellness	Total
Gross revenue	$137,275	$754	$140,271	$—	$278,300
Excise taxes	(31,307)	(44)	—	—	(31,351)
Net revenue	105,968	710	140,271	—	246,949
Cost of goods sold	55,407	281	121,033	—	176,721
Gross profit	$50,561	$429	$19,238	$—	$70,228
Gross margin	48%	60%	14%		28%
Adjusted gross profit	$50,561	$429	$19,238	$—	$70,228
Adjusted gross margin	48%	60%	14%		28%

PRESS RELEASE	January 10, 2022

Other Financial Information: Adjusted Earnings before Interest, Taxes, and Amortization

(In thousands of United States dollars)	For the three months ended November 30,		For the six months ended November 30,
Adjusted EBITDA reconciliation:	2021	2020	2021	2020
Net income (loss)	5,797	(89,249)	(28,807)	(110,993)
Income taxes	(5,671)	(14,192)	(909)	(20,017)
Interest expense, net	9,940	4,832	20,110	10,568
Non-operating expense (income), net	(64,750)	72,649	(113,610)	86,008
Amortization	37,471	12,031	76,804	23,010
Stock-based compensation	8,253	5,489	17,670	8,339
Facility start-up and closure costs	1,700	—	7,900	—
Lease expense	900	373	1,600	630
Inventory write down	12,000	—	12,000	—
Transaction costs	8,120	18,206	33,699	20,664
Adjusted EBITDA	$13,760	$10,139	$26,457	$18,209

Other Financial Information: Free Cash Flow and Adjusted Free Cash Flow

	Three months ended November 30,		Six months ended November 30,
(In thousands of United States dollars)	2021	2020	2021	2020
Net cash provided by (used in) operating activities	$(17,121)	$2,438	$(110,348)	$(53,662)
Less: investments in capital and intangible assets, net	(6,972)	(9,301)	(15,592)	(23,256)
Free cash flow	$(24,093)	$(6,863)	$(125,940)	$(76,918)
Cash expended related to acquisitions	8,120	18,206	56,510	20,664
Adjusted free cash flow	$(15,973)	$11,343	$(69,430)	$(56,254)